AMERICAN STATE BANK
620 NORTH GRANT AVENUE
ODESSA, TEXAS
79761

September 1, 2009

Esconde Resources LP
3326 West Wadley Avenue,
Suite 3-267
Midland, Texas 79701

Esconde Energy, LLC
3326 West Wadley Avenue,
Suite 3-267
Midland, Texas 79701

RE: Extension and Renewal of a Term Loan previously advanced by American State Bank to Esconde Resources LP

Gentlemen:

Esconde Resources, LP (the “Borrower”), Esconde Energy, LLC (the “Guarantor”), and American State Bank (alternatively, “ASB”, the “Bank”, or the “Lender”) have previously entered into that certain Loan Agreement, dated as of September 28, 2006; as amended by that certain First Amendment to Loan Agreement, dated as of September 28, 2007; as further amended by that certain Second Amendment to Loan Agreement, dated as of November 29, 2007; as further amended by that certain Third Amendment to Loan Agreement, dated as of November 1, 2008; and as further amended by that certain Fourth Amendment to Loan Agreement, dated as of March 31, 2009 (as so amended, the “ Existing Loan Agreement”).

The Existing Loan Agreement provides for a revolving line of credit loan in the amount of One Hundred Forty-Five Thousand and No/100 Dollars ($145,000.00) (the “Existing Revolver Loan”). The Existing Revolver Loan is evidenced by a Revolving Line of Credit Note, dated as of September 28, 2006; as amended by that certain Modification and Amendment of Revolving Line of Credit Note, dated as of September 28, 2007; as further amended by that certain Second Modification and Amendment of Revolving Line of Credit Note, dated as of November 29, 2007; as further amended by that certain Third Modification and Amendment of Revolving Line of Credit Note, dated as of November 1, 2008; and as further amended by that certain Fourth Modification and Amendment of Revolving Line of Credit Note, dated as of March 31, 2009, in the original principal amount of One Hundred Forty-Five Thousand and No/100 Dollars ($145,000.00), which finally matures on June 15, 2009 (as so modified and amended, the “Existing Revolver Note”). The Existing Loan Agreement also provides for a term loan in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Existing Term Loan”). The Existing Term Loan is evidenced by a Term Note, dated as of September 28, 2006, in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), which finally matures on September 28, 2010 (the “Existing Term Note”). The Existing Revolver Loan and the Existing Term Loan are collectively referred to herein as the “Existing Loans”. The Existing Revolver Note and the Existing Term Note are collectively referred to herein as the “Existing Notes”. The Existing Loans are collateralized by Deeds of Trust and Financing Statements covering oil and gas properties owned by Borrower in Borden, Garza, and Scurry Counties, in the State of Texas (collectively, the AExisting Deeds of Trust@). In addition, the Existing Loans are collateralized by an unlimited Guaranty Agreement, dated as of September 28, 2006 (the AExisting Guaranty Agreement@), executed by Esconde Energy, LLC, a Texas limited liability company (the AGuarantor@). The Existing Deeds of Trust and the Existing Guaranty Agreement are collectively referred to herein as the AExisting Security Instruments@.

At the request of the Borrower and the Guarantor, the Bank has now agreed to consolidate the outstanding balances under the Existing Loans into one loan in the original principal amount of Three Hundred Nine Thousand Six Hundred Eighty-One and Eighty-Seven/100 Dollars ($309,681.87) (the “Loan”). The Loan will be evidenced by a Term Note, of even date herewith, executed by Borrower in favor of Bank, finally maturing on December 15, 2009 (the “Note”). The Loan will be collateralized by Borrower’s execution of Deeds of Trust, or amendments thereto, and Financing Statements covering oil and gas properties owned by Borrower in Borden, Garza, and Scurry Counties, in the State of Texas (collectively, as so amended, the “Deeds of Trust”). In addition, the Loan will be collateralized by that certain unlimited Guaranty Agreement, of even date herewith (the “Guaranty Agreement”), to be executed by the Guarantor (the “Guarantor”). The Deeds of Trust, any associated financing statements, and the Guaranty Agreement are collectively referred to herein as the “Security Instruments”. The Loan Agreement, the Note, and the Security Instruments are referred to herein as the “Loan Documents”. To evidence this extension, the Bank, the Borrower, and the Guarantor have agreed to this Agreement and the other loan documents executed simultaneously herewith. The Bank’s agreement to extend the Loan shall be subject to the satisfaction of the following terms and conditions.

I. TERMS

Agreement

This Agreement, dated as of September 1, 2009, and any extensions, renewals, or modifications hereof.

Borrower

Esconde Resources LP

Guarantor

Esconde Energy LLC

Bank

American State Bank

Commitment

The outstanding principal balance under the Note as of September 1, 2009. The Borrower and the Guarantor acknowledge that the Bank has advanced all of the principal available under the Loans and no further principal will be advanced as the result of the execution of this Agreement.

Rate

Interest under the Note shall accrue at an annual rate equal to the American State Bank Base Rate, plus two percentage point (2.0%), but in no event to be less than six percent (6.0%), and in no event to exceed the “Highest Lawful Rate” as defined in the Note. For purposes of this Agreement, the “American State Bank Base Rate” shall mean the rate announced by Bank as its base lending rate as of the beginning of each Business Day, as hereinafter defined, (and for holidays or weekends, the American State Bank Base Rate shall be the American State Bank Base Rate as of the close of business on the most recent Business Day immediately preceding such weekend or holiday) before all sums payable hereunder have been paid in full. Without notice to the Borrower or any other person, the American State Bank Base Rate may change from time to time pursuant to the preceding sentence. The American State Bank Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the American State Bank Base Rate. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

Security

The Loan shall be secured by the Security Instruments.

Structure

Pursuant to the terms of the Deeds of Trust, the Bank has redirected the payment of all proceeds of oil and gas production to the Bank. Out of such proceeds, the Bank shall first pay interest under the Note. After accrued interest has been paid under the Note, the Bank shall make such principal payments as it deems necessary under the Note, as well as pay any and all expenses associated with the Loan, including any and all legal fees incurred. The maturity date of the Note is December 15, 2009.

Purpose

Funds from the Loan will be used to consolidate, extend, and renew the outstanding balances due under the Existing Loans, as well as to provide a short-term extension of the maturity date in order to allow Borrower to refinance the debt outstanding under the Note with another financial institution on or before the maturity date of the Note. No proceeds from the Loan shall be used for the purpose of purchasing or carrying margin stock in violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System.

Maturity Date

As stated, the maturity date of the Loan is December 15, 2009.

II. REPRESENTATIONS AND WARRANTIES

A. Good Standing and Identity. Borrower is a limited partnership, duly organized and in good standing under the laws of the State of Texas. The legal name of Borrower and its address are those reflected in the address of this Agreement. The Guarantor is a limited liability company, duly organized and in good standing under the laws of the State of Texas, and whose legal name is reflected in the address of this Agreement. The Borrower and the Guarantor have the power to own their property and to carry on their business in each jurisdiction in which they operate.

B. Authority and Compliance. The Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Notes, and to incur the obligations provided for herein. No consent or approval of any public authority is required as a condition to the validity of this Agreement, the Notes, and the Security Instruments, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C. Litigation. With the exception of those matters described on Schedule II (C) attached hereto, there are no proceedings pending or, to the knowledge of Borrower, threatened before any court or administrative agency that will or may have a material adverse effect on the financial condition or operations of Borrower, except as disclosed to the Bank in writing prior to the date of this Agreement.

D. Ownership of Assets. As of the date of this Agreement, Borrower has good title to those interests covered by the Security Instruments and any other collateral pledged and the other collateral is owned free and clear of liens. Borrower will at all times maintain its tangible property, real and personal, in good order and repair, taking into consideration reasonable wear and tear.

E. Taxes. All income taxes and other taxes due and payable through the date of this Agreement have been paid prior to becoming delinquent.

F. Financial Statements. The books and records of the Borrower properly reflect the financial condition of the Borrower in all material respects, and there has been no material change in Borrower’s financial condition as represented in its most recent financial statements.

G. Hazardous Wastes and Substances. To the best knowledge of the Borrower and the Guarantor, the Borrower, the Guarantor, and their properties are in compliance with applicable state and federal environmental laws and regulations and the Borrower and the Guarantor are not aware of and have not received any notice of any violation of any applicable state or federal environmental law or regulation and there has not heretofore been filed any complaint, nor commenced any administrative procedure, against the Borrower and the Guarantor, or any of their predecessors, alleging a violation of any environmental law or regulation. Currently and from time to time, the Borrower and the Guarantor, in the course of their regular business (oil and gas exploration and production), may use or generate on a portion of their properties materials which are Hazardous Materials, as hereinafter defined. The Borrower and the Guarantor have and will make a good faith attempt to comply with all applicable statutes and regulations in the use, generation and disposal of such materials. To the best of their knowledge, the Borrower and Guarantor have not otherwise installed, used, generated, stored or disposed of any hazardous waste, toxic substance, asbestos or related material on their properties. For the purposes of this Agreement, the term “Hazardous Materials” shall be defined to include the substances set forth in the previous sentence, as well as substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1802, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., or as “hazardous substances,” “hazardous waste” or “pollutant or contaminant” in any other applicable federal, state or local environmental law or regulation. No underground storage tanks or facilities exist upon any property owned by Borrower or the Guarantor, and to the knowledge of Borrower and the Guarantor, none of such property has ever been used for the treatment, storage, recycling, or disposal of any Hazardous Materials.

III. CONDITIONS PRECEDENT

The provisions of this Agreement will serve as the proposed terms of the borrowing arrangements. Prior to any funds being made available, Borrower will execute and deliver to the Bank, in form and substance satisfactory to the Bank, this Agreement, the Note, and the Security Instruments (collectively, the “Loan Documents”).

IV. COVENANTS

Unless the Bank shall otherwise consent in writing, and so long as any debt remains outstanding or the commitment still available, the Borrower and the Guarantor shall comply with the following:

A. Borrower’s Affirmative Covenants.

1.	Within sixty (60) days of each fiscal quarter-end, with the next fiscal quarter ending as of September 30, 2009, the Borrower will provide to Bank company-prepared financial statements, in form and substance satisfactory to Bank, reflecting its financial performance, for the previous fiscal quarter.

2.	Within one hundred twenty (120) days of transmitting any tax return to any governmental authority, the Borrower and the Guarantor shall submit to the Bank copies of such returns.

3.	The Borrower and Guarantor will provide to the Bank such oil and gas information as the Bank may reasonably request from time to time.

4.	The Borrower and Guarantor will comply with all laws, regulations, and governmental requirements applicable to any of their properties, business operations, and transactions.

5.	The Borrower and Guarantor will promptly pay any reasonable costs incurred by the Bank in connection with the preparation or enforcement of this Agreement, the Notes, the Security Instruments, and any other documentation executed concurrently herewith.

6.	The Borrower will remain in substantial compliance with any and all environmental laws and regulations, and will not place or permit to be placed any Hazardous Materials on any of its properties in violation of applicable state and federal environmental laws. In the event that the Borrower should discover any Hazardous Materials on any of its properties that could result in a breach of the foregoing covenant, the Borrower shall notify the Bank within three (3) days after such discovery. The Borrower shall dispose of all material amounts of Hazardous Materials that is generated only at facilities or with carriers that maintain valid governmental permits under the Resource Conservation and Recovery Act, 42 U.S.C. §6901. In the event of any notice or filing of any procedure against the Borrower alleging a violation of any environmental law or regulation, the Borrower shall give notice to the Bank within five (5) days after receiving notice of such notice or filing.

7.	The Borrower will provide such other information as the Bank may reasonably request from time to time in its sole discretion.

B. Negative Covenants.

1. Neither the Borrower nor the Guarantor shall make any change in its present accounting method or change its present fiscal year.

2. The Borrower and Guarantor will not make any substantial change in the nature of their business as now conducted.

3. The Borrower and Guarantor will not sell, contract to sell, convey, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way alienate their interest in any of the properties covered by the Deeds of Trust, without the consent of the Bank.

V. EVENTS OF DEFAULT

The occurrence and continuing existence for ten (10) days following notification by ASB to the Borrower of any one of the following shall constitute an Event of Default under this Agreement and the Notes:

A. Borrower or Guarantor fails to pay when due any principal, interest, or other amount payable under this Agreement, or any promissory notes executed or guaranteed by the Borrower or Guarantor in favor of the Bank;

B. Any representation or warranty made by the Borrower or Guarantor hereunder or in any related collateral security or other documents entered into with the Bank proves to be at any time false or incorrect in any significant respect;

C. The Borrower or Guarantor fails to observe or perform any covenant, obligation, agreement, or other provision contained herein or in any other contract or instrument executed in connection herewith;

D. Any default or defined Event of Default shall occur under any security agreement, deed of trust, promissory note, loan agreement or other contract or instrument executed by the Borrower or Guarantor pursuant to, or as required by, this Agreement;

E. Any final judgment or judgments for the payment of money is rendered against Borrower or Guarantor and is not be satisfied or discharged at least thirty (30) days prior to the date on which any of his assets could be lawfully sold to satisfy such judgment or judgments, unless Borrower brings litigation to stay same; or

F. Borrower or Guarantor or any of their affiliated companies: (a) becomes insolvent, or suffers or consents to, or applies for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, or generally fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; or (b) files a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as recodified from time to time (“Bankruptcy Code”), or as now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced against Borrower; or c) files any answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; or (d) is adjudicated as bankrupt, under said Bankruptcy Code or any other state or federal law relating to bankruptcy, reorganization, or other relief for debtors.

VI. REMEDIES

If any Event of Default shall occur, any term hereof or of the Notes to the contrary notwithstanding, the entire outstanding principal balance then due under the Notes, shall at the Bank’s option become immediately due and payable. In addition, the obligation, if any, of the Bank to permit further borrowings hereunder shall immediately cease and terminate and the Bank shall have all rights, powers, and remedies available under this Agreement, the Notes, or other contracts or instruments executed in connection herewith, or accorded by law, including without limitation the right to resort to any or all of the collateral and to exercise any or all of its rights, powers, or remedies at any time and from time to time after the occurrence of an Event of Default.

ONCE AN EVENT OF DEFAULT HAS OCCURRED, ASB MAY PURSUE THE REMEDIES PROVIDED FOR IN THIS AGREEMENT, THE NOTES, AND THE SECURITY INSTRUMENTS WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE OF ACCELERATION, NOTICE OF INTENT TO ACCELERATE, NOTICE OF PROTEST OR NOTICE OF DISHONOR, OR ANY OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE EXPRESSLY WAIVED BY BORROWER AND GUARANTOR.

Should Borrower or Guarantor be in default of, or fail to comply with any covenant contained in this Loan Agreement, and if Borrower or Guarantor shall fail to cure such default or fail to comply with such covenant, within ten (10) days after the receipt of written notice of such default or failure to comply, then, Bank may at Bank’s option, increase the interest rate provided for in the Notes to reflect the increased monitoring by Bank and increased risk to Bank as a result of Borrower’s or Guarantor’s non-compliance. Bank may increase the interest rate an additional one percent for failure to comply with reporting requirements regarding financial statement and other information as required by this Agreement, and an additional one percent for Borrower’s or Guarantor’s non-compliance with performance standards detailed in the financial covenants contained in this Agreement. Nothing in this paragraph shall require or obligate Bank to exercise this option to increase the interest rate on the Note in lieu of any other remedy available to Bank, including that of acceleration of the Note. If the interest rate on the Note is increased as provided for in this paragraph, and thereafter Borrower or Guarantor achieves compliance with all of its reporting requirements and covenants contained in this Agreement, then Bank, upon Borrower’s or Guarantor’s written request, will reinstate the interest rate provided for in the Note.

All rights, powers, and remedies of the Bank in connection with this Agreement, the promissory notes or any other contract or instrument on which the Borrower or Guarantor may at any time be obligated to the Bank (or any holder thereof) are cumulative and not exclusive and will be in addition to any other rights, powers, or remedies provided by law or equity, including without limitation the right to set off any liability owing by the Bank to the Borrower or Guarantor (including sums deposited in any deposit account of Borrower or Guarantor with the Bank, excluding those deposit accounts held by Borrower or Guarantor as agent for any third party) against any liability of the Borrower or Guarantor to the Bank.

VII. WAIVER

No delay, failure, or discontinuance by the Bank, or any holder of the promissory notes, in exercising any right, power, or remedy under this Agreement, the Note or any other contract or instrument on which the Borrower or Guarantor may at any time be obligated to the Bank (or any holder thereof) shall affect or operate as waiver of such right, power or remedy. Any waiver, permit, consent, or approval of any kind by the Bank (or any holder of the promissory notes), or of any provisions or conditions of, or any breach or default under this Agreement, the Note, or any other contract or instrument on which the Borrower or Guarantor may at any time be obligated, must be in writing and shall be effective only to the extent set forth in such writing.

VIII. NOTICES

All notices, requests, and demands given to or made upon the respective parties must be in writing and shall be deemed to have been given or made: (a) at the time of personal delivery thereof, (b) or two days after any of the same are deposited in the U.S. Mail, first class and postage prepaid, addressed as follows:

Borrower:	Esconde Resources LP 3327 West Wadley Avenue, Suite 3-267 Midland, Texas 79701
Guarantor:	Esconde Energy LLC 3327 West Wadley Avenue, Suite 3-267 Midland, Texas 79701
ASB:	American State Bank Attention: Mike Marshall 620 North Grant Avenue Odessa, Texas 79761

or other such address as any party may designate by written notice to all other parties.

IX. SUCCESSORS AND ASSIGNS

This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties, provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank. The Bank reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, the Bank’s rights and benefits under this Agreement, the Note or any contracts or instruments relating thereto. In connection therewith, the Bank may disclose all documents and information which the Bank now has or may hereafter acquire relating to the loan or the promissory notes, the Borrower, his business, or any collateral required hereunder.

X. SEVERABILITY OF PROVISIONS

If any of the provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

XI.	VENUE AND JURISDICTION

Any suit, action or proceeding against the Borrower arising out of or relating to this Agreement or any judgment entered by any court in respect thereof, may be brought or enforced in the courts of the State of Texas, County of Ector, or in the United States District Court for the Western District of Texas, as ASB in its sole discretion may elect, and Borrower hereby submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Borrower hereby irrevocably consent to service of process in any suit, action or proceeding in any of said courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Borrower, at the addresses set forth herein.

THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY OF SAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

FURTHER, THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT GRANTED BY STATUTE, RULE OR COURT OR OTHERWISE TO HAVE SUCH SUIT, ACTION, PROCEEDING, OR ISSUE TRIED BY A JURY. THE BORROWER AND GUARANTOR HAVE WAIVED THE RIGHT TO TRIAL BY JURY KNOWINGLY AND VOLUNTARILY, AND SUCH WAIVER SHALL BE INTERPRETED TO ENCOMPASS INDIVIDUALLY AND COLLECTIVELY EACH INSTANCE AND EACH INSTANCE AS TO WHICH THE RIGHT TO TRIAL BY JURY MIGHT OTHERWISE ACCRUE. THE BORROWER AND GUARANTOR HEREBY AGREE THAT THE BANK MAY INCLUDE A COPY OF THIS PARAGRAPH IN ANY PLEADING OR OTHER DOCUMENTATION IN ORDER TO EVIDENCE THE WAIVER PROVIDED HEREUNDER.

XII. MISCELLANEOUS

A. Texas Law Applicable. This Agreement, the Notes, the Security Instruments, and any contracts or instruments relating thereto, shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that the Bank has greater rights or remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Texas law shall not be deemed to deprive the Bank of such rights and remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Texas law shall not be deemed to deprive the Bank of such rights and remedies as may be available under such law.

B. Discretionary Reviews. American State Bank reserves the right to periodically conduct a review of the Borrower’s ability to perform under the terms of the promissory Notes and to limit or restrict future advances under the promissory Notes.

C. Order of Application. Except as otherwise provided in the Loan Documents, all payments and prepayments on this Note, including proceeds from the exercise of any Rights of the Bank under the Loan Documents, shall be applied to this Note in the following order: (i) first, to the accrued interest on this Note being paid or prepaid; (ii) to the principal of this Note being paid or prepaid, with the amounts so prepaid to be applied upon installments of most remote maturity; (iii) to any remaining obligation of Borrower under the Loan Agreement, and (iv) last, to reasonable expenses for which the Bank shall not have been reimbursed under the Loan Documents and then to all amounts to which the Bank is entitled to indemnification under the Loan Documents.

D. Acknowledgment of Rights; Release of Claims. Borrower and Guarantor hereby acknowledge that as of the execution date of this Agreement: (a) they have no defenses, claims, or set-offs to the enforcement by Lender of the liabilities, obligations, and agreements of Borrower and Guarantor under this Agreement or other Loan Documents; and (b) to their knowledge, Lender has fully performed all undertakings and obligations owed to it. In consideration of Lender’s agreement to enter into this Agreement, Borrower and Guarantor hereby irrevocably release and forever discharge Lender and its Affiliates, and each such entity’s respective directors, officers, employees, agents, attorneys, and representatives (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions, or causes of action whatsoever which Borrower may have had as of the execution date of this Agreement against any Released Person for or because of any matter or thing done, omitted, or suffered to be done or omitted by any of the Released Persons prior to the execution of this Agreement of which either the Borrower or Guarantor is aware and on account of or in any way concerning, arising out of, or founded upon this Agreement or any other Loan Document; provided, however, nothing in this Section 12 shall be construed as a waiver of any claims against any Released Person that may arise from any action or omission occurring after the execution of this Agreement by Borrower and Guarantor. This Section 12 shall survive the termination of this Agreement and payment in full of the Obligations thereunder.

E. Notice of Final Agreement. THIS AGREEMENT, THE NOTE, ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND IT IS EXPRESSLY UNDERSTOOD THAT ALL PRIOR CONVERSATIONS OR MEMORANDA BETWEEN THE PARTIES REGARDING THE TERMS OF THIS AGREEMENT SHALL BE SUPERSEDED BY THIS AGREEMENT. ANY AMENDMENT, APPROVAL, OR WAIVER BY ASB OF THE TERMS OF THIS AGREEMENT, THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, MUST BE IN WRITING OR CONFIRMED WRITING, AND SHALL BE EFFECTIVE ONLY TO THE EXTENT SPECIFICALLY SET FORTH IN SUCH WRITING. THIS AGREEMENT, IN CONJUNCTION WITH THE NOTES AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, SHALL SERVE TO EVIDENCE THE TERMS OF THE ENTIRE AGREEMENT BETWEEN THE PARTIES.

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Please acknowledge your acceptance of and agreement to the terms of this Agreement by dating and executing where indicated.

Very truly yours,

AMERICAN STATE BANK

By:       /s/      Mike Marshall
Mike Marshall
President

AGREED TO AND ACCEPTED THIS
1st DAY OF SEPTEMBER 2009

BORROWER:

ESCONDE RESOURCES LP, a Texas limited partnership

BY: ESCONDE ENERGY LLC, its general partner

By: Pierce-Hamilton Energy Partners LP, its managing member

By: Muscoda Hill Energy LLC, its general partner

By:       /s/ Lisa P. Hamilton—
Lisa P. Hamilton, President

By:       /s/ Paul W. Heard
Paul W. Heard

Managing Member

By:       /s/ Ronnie L. Steinocher—
Ronnie L. Steinocher

Managing Member

GUARANTOR:

ESCONDE ENERGY LLC, a Texas Limited Liability Company

By: Pierce-Hamilton Energy Partners LP, its managing member

By: Muscoda Hill Energy LLC, its general partner

By:      /s/ Lisa P. Hamilton
Lisa P. Hamilton, President

By:	/s/ Paul W. Heard

Paul W. Heard Managing Member
By:_/s/ Ronnie L. Steinocher____________ } Ronnie L. Steinocher Managing Member MAKER By:_/s/ Ronnie L. Steinocher____________

Ronnie L. Steinocher
Managing Member MAKER